EXHIBIT 10.4

SIXTH LOAN MODIFICATION AGREEMENT

RECITALS:

(1)    MAUI LAND & PINEAPPLE COMPANY, INC., a Delaware corporation, is called the “Borrower”.

(2)    FIRST HAWAIIAN BANK, a Hawaii corporation, is called the “Lender”.

(3)    The Lender made a revolving credit facility (the “Credit Facility”) in favor of the Borrower up to the Revolving Loan Commitment, pursuant to the terms of a Credit Agreement dated August 4, 2016, by and between the Borrower and the Lender, as amended and restated by that certain Amended and Restated Credit Agreement dated December 30, 2016, and as amended and restated again by that certain Second Amended and Restated Credit Agreement dated December 23, 2021 (as amended and restated, the “Credit Agreement”). Capitalized terms that are not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as amended by the Third Amended and Restated Credit Agreement).

(4)     The Credit Facility is evidenced by that certain Note dated August 4, 2016, executed by the Borrower, as Maker, and payable to the order of the Lender, as Payee, as amended and restated by that certain Amended and Restated Note dated December 23, 2021 in the principal amount of $15,000,000 (as amended and restated, the “Note”).

(5)     The terms and conditions of the Credit Facility have been amended by (A) that certain Loan Modification Agreement dated December 30, 2016, (B) that certain Second Loan Modification Agreement dated March 16, 2017, (C) that certain Third Loan Modification Agreement dated December 31, 2019, (D) that certain extension letter dated December 31, 2019, (E) that certain Fourth Loan Modification Agreement dated December 23, 2021, and (F) that certain Fifth Loan Modification Agreement dated July 15, 2022 by and between Lender and Borrower.

(6)     The Borrower has requested that the Credit Facility be amended, among other things, (A) to further extend the Maturity Date of the Credit Facility for an additional five (5) years, from December 31, 2025 to December 31, 2030, (B) to increase the Revolving Loan Commitment from $15,000,000 to $25,000,000, and (C) to provide for the issuance of commercial or standby letters of credit. The Lender is willing to accommodate the request under the terms and conditions of this Sixth Loan Modification Agreement (the “Agreement”).

(7)     The parties to this Agreement agree that as of the Effective Date, the outstanding principal balance due under the Note was $3,000,000.00.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties do hereby agree as follows:

1.      Third Amended and Restated Credit Agreement. To extend the Maturity Date of the Credit Facility, increase the Revolving Loan Commitment amount from $15,000,000 to $25,000,000, and allow for the issuance of commercial and standby letters of credit, the Lender and the Borrower shall execute and deliver a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement shall be in form and substance reasonably acceptable to the Lender.

2.      Second Amended and Restated Note. To reflect the increased Revolving Loan Commitment amount of $25,000,000, the Borrower shall execute and deliver a Second Amended and Restated Note in the principal amount of $25,000,000 (the “Second Amended and Restated Note”). The Second Amended and Restated Note shall be in form and substance reasonably acceptable to the Lender.

3.      Third Amendment of Mortgage, Security Agreement and Fixture Filing and Assignment of Lessor’s Interest in Leases and Rents. The Lender and the Borrower shall execute and record a Third Amendment of Mortgage, Security Agreement and Fixture Filing and Assignment of Lessor’s Interest in Leases and Rents (the “Third Amendment of Mortgage”) to amend (A) the Mortgage, Security Agreement and Fixture Filing made by the Borrower, as Mortgagor, in favor of the Lender, as Mortgagee, recorded in the Bureau of Conveyances of the State of Hawaii (the “Bureau”) as Document No. A-60610335, as amended by Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated December 30, 2016, recorded in the Bureau as Document No. A-62080398A through A-62080398C, that certain Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents acknowledged December 17, 2021 and recorded on December 23, 2021 in the Bureau as Document Nos. A-80270350 and A-80270351, and that certain Amendment to Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated January 28, 2022, recorded in the Bureau as Document Nos. A-80690089 and A-80690090 (as amended, the “Mortgage”), and (B) that certain Assignment of Lessor’s Interest in Leases and Rents dated August 4, 2016, made by the Borrower, as Assignor, in favor of the Lender, as Assignee, recorded in the Bureau as Document No. A-60610336, as amended by that certain Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated December 30, 2016, recorded in the Bureau as Document No. A-62080398A through A-62080398C, that certain Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents acknowledged December 17, 2021 and recorded on December 23, 2021 in the Bureau as Document Nos. A-80270350 and A-80270351, and that certain Amendment to Second Amendment and Partial Release of Mortgage, Security Agreement and Fixture Filing and Partial Reassignment of Lessor’s Interest in Leases and Rents dated January 28, 2022, recorded in the Bureau as Document Nos. A-80690089 and A-80690090 to refer to the terms of this Sixth Loan Modification Agreement. The Third Amendment of Mortgage shall be in form and substance reasonably acceptable to the Lender. The Lender shall obtain, at the Borrower’s expense, an endorsement or endorsements to the Lender’s title insurance policy which shall confirm that the Mortgage, as amended by the Third Amendment of Mortgage, continues to be a lien of first priority against the real property encumbered by the Mortgage in the amount of $25,000,000.

4.      Amendment of Security Agreement. Section 2(a) of the Security Agreement is hereby amended as follows:

“the payment of all indebtedness evidenced by that certain Credit Agreement dated on or about the date of this Agreement, made by and between the Grantor and the Lender, relating to a senior revolving credit facility in a principal amount not to exceed $25,000,000.00. Said Credit Agreement, as it now exists or as it may be hereafter modified, is herein called the “Credit Agreement”;

5.      Amendment of UCC Financing Statements. The UCC-1 Financing Statement recorded with the Secretary of State of the State of Hawaii as Document No. 20225991831 and the UCC-1 Financing Statement recorded with the Secretary of State of the State of Hawaii as Document No. 20225991930 shall be terminated with the Secretary of State of the State of Hawaii. The Lender shall file UCC-1 Financing Statements with the Secretary of State of the State of Delaware in connection with this Agreement.

6.      Acknowledgment by Borrower. The Borrower hereby confirms that its respective representations, warranties and agreements to the Lender under the Environmental Indemnity Agreement remain in full force and effect and apply to the Credit Facility, as amended, and the Loan Documents as amended pursuant to this Agreement. Notwithstanding the amendment of the Loan Documents, the Borrower acknowledges and confirms that its obligations under the Environmental Indemnity Agreement are not modified and shall remain in full force and effect.

7.      Enlargement. Any provision contained in the Loan Documents to the contrary notwithstanding, all terms and provisions of the Loan Documents, including the provisions for acceleration upon or after default, are hereby enlarged and extended to include and constitute security for the observance of the terms of this Agreement and the Third Amended and Restated Credit Agreement. All references in the Loan Documents to the “Credit Agreement” and the “Note” are hereby enlarged and expanded to mean the Third Amended and Restated Credit Agreement and the Second Amended and Restated Note, respectively.

8.      Modification. This Agreement is a modification only and not a novation. In all other respects, the terms and conditions of the Loan Documents, as hereby modified, are hereby ratified and confirmed and shall remain in full force and effect.

9.      Reaffirmation. The Borrower confirms and reaffirms all of its representations, warranties and covenants in the Loan Documents.

10.    No Claims. The Borrower agrees and acknowledges that there are no claims, defenses or offsets that may be asserted by the Borrower that may reduce any amounts outstanding under the Loan Documents arising prior to the Effective Date. In consideration of the Lender’s agreements herein, the Borrower agrees that any such claims, defenses and offsets are hereby released.

11.    Costs and Expenses. In consideration of, and as a condition to, the agreements contained herein, the Borrower shall promptly reimburse the Lender upon demand for all costs and expenses, including recordation fees, title insurance premiums and reasonable attorneys’ fees, incurred by the Lender in connection with this transaction.

12.    Other Terms and Conditions.

(a)      This Agreement shall be effective as of December 22, 2025 (the “Effective Date”), when the following conditions have been satisfied:

(i)      this Agreement, the Third Amended and Restated Credit Agreement, the Second Amended and Restated Note, and the Third Amendment of Mortgage have been executed and delivered to the Lender by the Borrower; and

(ii)      the costs and expenses set forth in Section 11 above have been paid;

(iii)      the Third Amendment of Mortgage has been recorded with a commitment from the title insurer to issue an endorsement acceptable to the Lender; and

(iv)      the Borrower has provided the Lender with evidence that the Borrower has the authority to amend the Credit Facility as provided in this Agreement, the Third Amended and Restated Credit Agreement and the other Loan Documents, as amended, and to perform its obligations under the Loan Documents, as amended.

(b)      The rights, duties and obligations hereunder shall be binding upon, and inure to the benefits of, the parties hereto and their respective successors and assigns.

(c)      Within five (5) days of the Lender’s request, the Borrower shall execute and deliver such further documents and do such other acts as the Lender may reasonably deem necessary to carry out the purposes of this Agreement.

(d)      This Agreement may be executed in counterparts, each of which shall be an original instrument and all of which shall together constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Loan Modification Agreement to be duly executed as of the Effective Date.

Lender:

FIRST HAWAIIAN BANK

By:	/s/ Charles C Barbata
Charles C. Barbata Its Senior Vice President

Borrower:

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	/s/ Wade K. Kodama
Wade K. Kodama Its Chief Financial Officer

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